PROMISSORY NOTE

EXECUTED BY: Bio-Preserve Medical Corporation (the "Borrower")

IN FAVOR OF: Allied Resources, Inc. (the "Lender")

PRINCIPAL AMOUNT: US$50,000

DATE OF EXECUTION: June 28, 1999

PLACE OF EXECUTION: Redmond, Washington

The Borrower and Lender have entered into a Memorandum of Understanding effective June 28, 1999 attached hereto by reference. In the event that that definitive agreements contemplated by this memorandum are not entered into, or in the event that either party terminates the agreements between the parties for good reason (to be specifically defined) then FOR VALUE RECEIVED the Borrower shall have the option of either repaying the principal amount or converting the principal amount into common stock of Bio-Preserve International Corporation at a price equal to 50% of the average of the bid and ask prices of the stock for a period of one week prior to the effective termination date.

DATED at Redmond, Washington this 28th day of June, 1999.

BIO-PRESERVE MEDICAL CORPORATION

By:/s/ Fereydoon Sadri By:/s/ Nicolas G. Loebel

Fereydoon Sadri, Ph.D. Nicolas G. Loebel

Its: Chairman Its: President

CONFIDENTIAL